“Focused manufacturer of engineered lifting equipment” Exhibit 99.2 Manitex International, Inc. Conference Call Second Quarter 2012 August 7th, 2012

Forward Looking Statements &
Non GAAP Measures
“Focused
manufacturer of
engineered lifting
equipment”
Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This presentation contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity;
statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts.  In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,”
“project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,”
and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the
Company's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company's filings with the Securities and Exchange Commission and statements in this presentation should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results.
Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Measures: Manitex International from time to time refers to various non-GAAP (generally accepted accounting principles) financial measures in this presentation.  Manitex believes that this information is useful to understanding its operating results without the impact of special items. See
Manitex’s Second Quarter 2012 Earnings Release on the Investor Relations section of our website
www.manitexinternational.com for a description and/or reconciliation of these measures.

“Focused
manufacturer of
engineered lifting
equipment”
Overview
• Record quarter delivered from benefits of increased production activities ahead of plan
– Sales of $52.5 million (42% increase), 23% sequentially
– Net income of $2.3 million (124% increase)
– EPS $0.20 (122% increase)
– EBITDA $5.1 million (68% increase), 9.7% of sales
• Our markets are steady, notwithstanding uncertainty and slowing global growth
– N.A. energy sector continuing to drive demand for key products, especially boom trucks
– Backlog increased 12% (approx. $16 million) sequentially. YOY increase 195% to
$149.6 million
– Continuing to launch new product to drive future growth
• On pace to deliver solid increase in sales and profits compared to 2011
– Year to date revenues are up 39% to $95 million (compared to $143M full year
2011)
– Year to date EPS is up 131% to $0.30
– Year to date EBITDA is up 67% to $8.5 million (8.9% of sales)

“Focused
manufacturer of
engineered lifting
equipment”
Q2 2012 Business Update
•Market trends continue in same vein as recent quarters
•High levels of order intake from energy sector in N.A. (demand and lead time driven)
•N. American general construction / housing steady, but still relatively subdued
•European markets adversely impacted from economic conditions and lack of credit
•Selective international markets and sectors remain a positive opportunity
•Product demand profile remains consistent with recent quarters i.e. still focused on more specialized, higher tonnage units or industry specific product (e.g. energy).
•6/30/12 Backlog $149.6 million
•YOY increase 195%; Q2-2012 increase 12% (~$16 million), after sales revenue increase of
$10 million in the quarter
•Broad based order book with quarterly increases in all sectors. Boom trucks continue to be heavily represented
•Orders received continue at a faster rate than output. Q2-2012 book to bill ratio of 1.3
•
Strongest demand for our Manitex boom trucks.
•
Specialized trailer demand continues to strengthen in response to continued product developments and international demand
•
Product development initiatives continuing: Q3 /Q4 launching Badger 15 ton pick and carry crane targeted for industrial / energy sector and joint Badger / Manitex 50 ton rubber tracked crane

Key Figures - Quarterly
“Focused
manufacturer of
engineered lifting
equipment”
USD thousands
Q2-2012 Q2-2011 Q1-2012
Net sales $52,496 $37,066 $42,849
% change in Q2-2012 to prior period
41.6% 22.5%
Gross profit 10,756 7,478 8,576
Gross margin %
20.5% 20.2% 20.0%
Operating expenses 6,560 5,237 6,056
Net Income 2,308 1,029 1,251
Ebitda 5,116 3,042 3,390
Ebitda % of Sales
9.7% 8.2% 7.9%
Working Capital 52,303 38,892 44,526
Current Ratio 2.2 2.4 2.1
Backlog 149,564 50,688 133,322
% change in Q2-2012 to prior period
195.1% 12.2%

“Focused
manufacturer of
engineered lifting
equipment”
Q2-2012 Operating Performance
$m $m
Q2-2011 Net income 1.0
Gross profit impact of increased sales of $15.4 million (Q2-
2012 sales less Q2-2011 sales at 2011 gross profit % ).
3.1
Impact from improved margin
(2012 gross profit % - 2011 gross profit %
multiplied by 2012 sales)
0.2
Increase in gross profit 3.3
Increase in R&D expense
Increase in SG&A expenses
(0.3)
(1.0)
Foreign currency transaction loss (0.1)
Interest & Other income / (expense) 0.1
Increase in tax (0.7)
Q2-2012 Net income $       2.3

Working Capital
“Focused
manufacturer of
engineered lifting
equipment”
$000
Q2-2012 Q4-2011
Working Capital $52,303 $41,032
Days sales outstanding (DSO) 61 60
Days payable outstanding (DPO) 60 59
Inventory turns 3.1 2.7
Current ratio 2.2 2.4
Operating working capital 64,051 50,007
Operating working capital % of annualized
LQS
30.5% 34.2%
•Major movements in working capital increase Q2-2012 v Q4 2011 of $11.3m
•Receivables ($11.1m), inventory ($11.0m), offset by increased accounts payable ($8.5m), short term revolving credit facility ($1.9m) and accrued expenses ($1.9m)
•Inventory: increases in raw materials ($9.6m) and WIP ($1.8m) to support growth
•Operating working capital % decreased compared to Q4-2011, as revenue growth was achieved in the quarter as planned

“Focused
manufacturer of
engineered lifting
equipment”
$000
Q2-2012 Q4-2011
Total Cash 1,728 71
Total Debt 49,379 42,227
Total Equity 50,455 46,794
Net capitalization 98,106 88,950
Net debt / capitalization 48.6% 47.4%
Quarterly EBITDA 5,116 2,876
Quarterly EBITDA % of sales 9.7% 7.9%
•Increase in cash $1.7m
•Increase in debt at 6/30/2012 from 12/31/2011 of $7.2m, ($5.5m net of cash)
• Increase in lines of credit, equipment finance and Italian working capital finance $9.4m
• Repayments of  $2.3 m on long term debt, including $0.6m paid early during Q2-2012
•N. American revolver facilities, based on available collateral at 6/30/12 was $36.8m.
•N. American revolver availability at 3/31/12 of $3.2m
•July 2012 raised $4.1m (gross) from equity to repay long term debt in Q3-2012
Debt & Liquidity
• Net capitalization is the sum of debt plus equity minus cash
• Net debt is total debt less cash

Summary
“Focused
manufacturer of
engineered lifting
equipment”
• Continuing strong demand drives increase in backlog across the portfolio
• Achieved expansion in output ahead of schedule from solid execution by team and supply chain.
• EPS growth continues to outpace revenue growth due to operating leverage
• Cautiously optimistic.
• Expect modest revenue growth in Q3 v Q2-2012
• Expect full year 2012 to show a solid increase compared to 2011 in both revenue and net income
• Continued improvements in 2013